FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 26, 2006

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Todd Shipyards Corporation ("Todd" or the "Company") (NYSE:TOD) announced today that its Chief Financial Officer, Scott H. Wiscomb, is retiring from full time employment with the Company effective June 30, 2006. Mr. Wiscomb has served in his capacity of Treasurer and Chief Financial Officer since joining the Company in 1997. Prior to his service at Todd, Mr. Wiscomb served in a number of different financial capacities with Atlantic Richfield Company ("ARCO") for 22 years culminating in his position as Vice President of Finance and Administration of ARCO's Australian coal operations. Mr. Wiscomb, age 60, will continue to work with Todd on a project consulting basis.

Todd's Board of Directors has elected Berger A. Dodge as the Company's new Treasurer and Chief Financial Officer effective June 30, 2006. Mr. Dodge, age 37, has been with the Company since 2003 serving most recently as its Manager of Planning and Financial Analysis. Prior to joining Todd, Mr. Dodge worked as a Senior Associate with a private investment firm in Bellevue, Washington after having spent several years in the operations group of Tower Group International in Seattle, Washington. Mr. Dodge earned his Bachelor of Arts degree (cum laude) from Boston University and holds an MBA degree (in Finance and Accounting) from the University of Washington.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated June 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2006.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel